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                                                                    EXHIBIT 99.8

                    SECOND AMENDMENT TO SHAREHOLDER AGREEMENT

         This SECOND AMENDMENT TO SHAREHOLDER AGREEMENT (this "Amendment") made as of December 8, 1999, by and among VALUESTAR CORPORATION, a Colorado corporation (the "Company"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware Limited Partnership ("Seacoast"), PACIFIC MEZZANINE FUND, L.P. a California limited partnership ("Pacific") and TANGENT GROWTH FUND, L.P., a California limited partnership ("Tangent") (individually and collectively, "Purchaser"), and Jim Stein ("Stein"), James A. Barnes ("Barnes"), and Jerry E. Polis ("Polis") (individually and collectively, the "Shareholder").

         WHEREAS, the Company, Purchaser and Shareholder have entered into that certain Shareholder Agreement, dated as of March 31, 1999, as amended on July 22, 1999 (the "Original Agreement" and, as further amended hereby, the "Agreement")

         WHEREAS, in connection with a Series B Preferred Stock financing of the Company, the Company and certain investors in the Series B Preferred Stock have requested that Purchaser and Shareholder make certain amendments to the Original Agreement, and Purchaser and Shareholder are willing to do so upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. DEFINITIONS. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement. Unless otherwise specified, all section references herein refer to sections of the Original Agreement.

         2. AMENDMENT TO ARTICLE II. Article II is hereby amended and restated to terminate all the provisions thereof and read as follows in its entity:

                                   "ARTICLE II
                           HOLDERS' PREEMPTIVE RIGHTS

                                   Reserved."

         3. AMENDMENT TO ARTICLE IV. Article IV is hereby amended and restated to terminate all the provisions thereof and read as follows in its entity:

                                   "ARTICLE IV
      DRAG ALONG RIGHTS AND CALL OPTION UPON EXERCISE OF DRAG ALONG RIGHTS

                                   Reserved."




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         4. AMENDMENT TO ARTICLE VII. Article VII is hereby amended and restated
to terminate all the provisions thereof and read as follows in its entity:

                                  "ARTICLE VII
                                    LIQUIDITY

                                   Reserved."

         5. AMENDMENT TO SECTION 8.02. Section 8.02 is hereby amended and restated to read as follows in its entity:

                  "8.02 Board of Directors. Until the expiration of the agreement to vote in this Article VIII, subject to applicable state law, Seacoast shall be entitled to designate one (1) member to the Company's Board of Directors (the "Purchaser Director"). Seacoast shall not have the obligation to designate a member to the Company's Board of Directors. The Shareholder shall (i) vote all shares of Capital Stock now owned or later acquired by such Shareholder to the extent such Shareholder then owns such Capital Stock (the "Voting Shares") at all regular and special meetings of the stockholders of the Company called or held for the purpose of filling positions on the Board of Directors, and in each written consent executed in lieu of such a meeting of stockholders, and each Shareholder shall take all actions otherwise necessary, to ensure (to the extent within such Shareholder's collective control) the election to the Board of Directors of the Purchaser Director and (ii) not vote their Voting Shares for the removal of the Purchaser Director unless requested by Seacoast. Any Purchaser Director vacancy created or existing on the Company's Board of Directors shall be filled by a successor Purchaser Director who shall be elected in a manner by which his or her predecessor was elected or entitled to be elected as provided above if so requested by Seacoast.

                  Subject to the confidentiality provisions set forth in Section 11.17, the Company will deliver to each Purchaser a copy of the minutes of and all materials distributed at or prior to all meetings of the Board of Directors (including the executive committee thereof) or shareholders of the Company, certified as true and accurate by the Secretary of the Company, promptly following each such meeting. The Company will permit each Purchaser to designate one (1) person to attend all meetings of the Company's Board of Directors (including executive committee meetings) as follows: so long as Pacific, Tangent and Seacoast are Holders each of them shall be permitted to designate one (1) person unless in the case of Seacoast, Pacific or Tangent they have a representative as a member of the Board of Directors. The Company will also: (a) provide such designees not less than fourteen
         (14) calendar days' actual notice of all regular meetings and of all special meetings of the Company's Board of Directors (including the executive committee thereof) or shareholder, (b) permit such designees to attend such meetings as an observer and (c) provide to such designees a copy of all materials distributed at such meetings or otherwise to the Board of Directors of the Company. Such meetings shall be held







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         in person at least quarterly, and the Company will cause its Board of
         Directors to call a meeting at any time upon the request of either Seacoast or Pacific not more than two (2) occasions per calendar year upon fourteen (14) calendar days' actual notice to the Company. The Company agrees to reimburse each individual referred to in Subsection
         (b) above for all reasonable expenses incurred in traveling to and from such meetings and attending such meetings. All actions that may be taken at a duly called Board meeting likewise may be taken by unanimous written consent of each Board member, which consent, if signed by Seacoast or Pacific either as a Board member or observer shall be deemed effective upon such signing whether or not the relevant number of advance days' notice has been given as required if a meeting had been held in lieu of written consent."

         4. MISCELLANEOUS.

         4.1 Survival of Representations and Warranties. All representations and warranties made in the Original Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Agreements, and no investigation by Purchaser or any closing shall affect the representations and warranties or the right of Purchaser to rely upon them.

         4.2 Reference to Original Agreement. The Original Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Agreement, as amended hereby, are hereby amended so that any reference in the Original Agreement and such other Agreements to the Original Agreement shall mean a reference to the Original Agreement as amended hereby.

         4.3 Expenses of Purchaser. As provided in the Original Agreement, the Company agrees to pay on demand all costs and expenses incurred by Purchaser in connection with the preparation, negotiation and execution of this Amendment and any other agreements executed pursuant hereto, including, without limitation, the reasonable costs and fees of Purchaser's legal counsel.

         4.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         4.5 Successors and Assigns. This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         4.6 Headings. The headings of the sections and subsections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

         4.7 Counterparts. This Amendment may be executed in any number of counterparts, which shall collectively constitute one agreement.



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         4.8 LAW GOVERNING. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN
SUBSTANTIALLY NEGOTIATED AND MADE IN THE STATE OF CALIFORNIA AND SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

         4.9 WAIVER; MODIFICATION. NO PROVISION OF THIS AMENDMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

         4.10 FINAL AGREEMENT. THE ORIGINAL AGREEMENT, AS AMENDED HEREBY, REPRESENTS THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE ORIGINAL AGREEMENT, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




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         IN WITNESS WHEREOF, the Company, Purchaser and Shareholder have caused this Amendment to be executed and delivered as of the date first written.


                                    COMPANY:

                                    VALUESTAR CORPORATION


                                    By: /s/ JAMES STEIN
                                       -----------------------------------------
                                    Name:  James Stein
                                    Its:   President and Chief Executive Officer


                                    SHAREHOLDER:

                                    /s/ JAMES STEIN
                                    --------------------------------------------
                                    James Stein


                                    /s/ JAMES A. BARNES
                                    --------------------------------------------
                                    James A. Barnes, individually, as President
                                    of Sunrise Capital, Inc. and General Partner
                                    of Tiffany Investments, and as General
                                    Partner of Tiffany Investments Limited
                                    Partnership

                                    /s/ JERRY E. POLIS
                                    --------------------------------------------
                                    Jerry E. Polis, individually, as President
                                    of Davric Corporation and Trustee of the
                                    Jerry E. Polis Family Trust


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                                    PURCHASER:

                                    SEACOAST CAPITAL PARTNERS LIMITED
                                    PARTNERSHIP

                                        By:   Seacoast Capital Corporation,
                                              its general partner

                                        By:  /s/ JEFFREY J. HOLLAND
                                           -------------------------------------
                                        Name:    Jeffrey J. Holland
                                        Its:     Vice President


                                    PACIFIC MEZZANINE FUND, L.P.


                                        By:   Pacific Private Capital
                                              its general partner

                                        By:  /s/ ANDREW DUMKE
                                           -------------------------------------
                                        Name:    Andrew Dumke
                                        Its:     General Partner

                                    TANGENT GROWTH FUND, L.P.

                                        By:   Tangent Fund Management, LLC
                                              its general partner

                                        By: /s/ MARK P. GILLES
                                           -------------------------------------
                                        Name:    Mark P. Gilles
                                        Its:     Vice President